UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                          December 7, 2007
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State or other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation or                              Number)
         organization)

       2855 Campus Drive, Suite 300, San Mateo, California 94403
      -----------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS


On December 4, 2006, the Company's Compensation Committee approved the Con-way Inc. Executive Incentive Compensation Plan, and the Company's Board of Directors approved Amendment No. 2 to the Con-way Inc. 2006 Equity and Incentive Plan and Amendment No. 5 to the Con-way 2005 Deferred Compensation Plan for Executives. Copies of these documents are attached as Exhibits 99.1, 99.2 and 99.3. The following descriptions of these documents are qualified in their entirety by reference to Exhibits 99.1, 99.2 and 99.3.

The Con-way Inc. Executive Incentive Compensation Plan sets forth the terms and conditions applicable to the annual performance bonus awards granted to all officers of the Company (a group of approximately 50), including the Chief Executive Officer and Chief Financial Officer. The
Plan is effective as of January 1, 2007. In prior years, Company officers generally participated in broad-based incentive compensation plans with other employees, with each officer participating in a plan sponsored by the Con-way company that employed the officer. The awards granted under the Plan are substantially similar to the awards granted under the prior plans, with the achievement of specified performance goals required for Plan participants to earn award payouts at threshold, target and maximum levels. The particular performance goals applicable to an officer's award in any year generally are based in whole or in part on the operating income (before taking into account incentive compensation) of the Con-way company that employs that officer. At target performance levels, an officer can earn an award equal to a specified percentage of his or her base salary. The award payout at maximum performance levels is capped at 200% of the target award payout.

Amendment No. 2 to the Con-way Inc. 2006 Equity and Incentive Plan amends the Plan so that "anti-dilution adjustments" to awards made under the Plan are mandatory rather than within the discretion of the Compensation Committee. The Plan provides for anti-dilution adjustments to be made to Plan awards in the event of a stock dividend, stock split or similar corporate transaction.

Amendment No. 5 to the Con-way 2005 Deferred Compensation Plan for Executives amends the Plan to provide that the performance of one or more investments selected by the participant from a designated group of investments will determine the gains or losses attributable to deferrals made after 2006. Prior to the amendment, all deferrals made under Plan were credited with a fixed rate of return. Participants' pre-2007 deferred account balances under the Plan will continue to be credited with a fixed rate of return unless the participant makes an election to have all or part of that account balance treated in the same manner as post-2006 deferrals. For 2007, the designated group of investments includes most of the same funds offered to participants in the Company's qualified 401(k) plan.



ITEM 7.01 REGULATION FD DISCLOSURE


On December 4, 2006, upon recommendation of the Company's Director Affairs Committee, the Company's Board of Directors approved a change in directors' equity compensation, effective April 2007. Currently, each director who is elected or re-elected for a new three-year term receives a grant of restricted stock having a value on the grant date equal to $195,000, or $65,000 for each year of the three-year term. Beginning April 2007, the value of these grants will be increased to $255,000, or $85,000 for each year of the three-year term. In addition, in April 2007 each director whose term currently extends beyond 2007 will receive a transition grant of restricted stock having a value of $20,000 for each year then remaining in the director's term.

The Board of Directors also approved stock ownership guidelines for directors, effective April 2007. Each director is expected to hold stock ownership interests equal to three times the annual retainer, which is currently $70,000. Directors will have until April 2012 to be in compliance with the guidelines.

The Board of Directors also approved Amendment No. 1 to the Con-way 2005 Deferred Compensation Plan for Non-Employee Directors, a copy of which is attached as Exhibit 99.4. The following description of the Amendment is qualified in its entirety by reference to Exhibit 99.4.

Amendment No. 1 to the Con-way 2005 Deferred Compensation Plan for Non-Employee Directors amends the Plan to provide for the same investment options for new deferrals as described above for executives, and to provide that participants' pre-2007 deferred account balances under the Plan will continue to be credited with a fixed rate of return unless the participant makes an election to have all or part of that account balance treated in the same manner as post-2006 deferrals.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

    Exhibits

    Exhibit No.         Description
    ----------          -----------
    Exhibit 99.1        Con-way Executive Incentive Compensation Plan
    Exhibit 99.2        Amendment No. 2 to 2006 Equity and Incentive Plan
    Exhibit 99.3        Amendment No. 5 to Con-way 2005 Deferred Compensation
                              Plan for Executives
    Exhibit 99.4        Amendment No. 1 to Con-way 2005 Deferred Compensation
                              Plan for Non-Employee Directors



                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Con-way Inc.
                        ------------
                        (Registrant)

December 7, 2007        /s/ Jennifer W. Pileggi
                        --------------------------
                        Jennifer W. Pileggi
                        Senior Vice President,
                        General Counsel & Secretary